        [SUBJECT TO THE REVIEW AND APPROVAL OF THE SPPT LEGAL OPINION
                                   COMMITTEE]



                                                                       EXHIBIT 5

                               [SPPT Letterhead]

                            __________________, 1998

TeleBanc Financial Corporation
1111 North Highland Street
Arlington, Virginia  22201

Ladies and Gentlemen:

         We have acted as counsel for TeleBanc Financial Corporation, a Delaware corporation (the "Company"), in connection with the registration of 3,220,000 shares (including 420,000 shares to cover the underwriters over-allotment options, if exercised) of the Company's common stock, par value $.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-2 under the Securities Act of 1933, as amended (No. 333-52871) (the "Registration Statement"), and with the proposed sale of the Shares to the public through BancAmerica Robertson Stephens, CIBC Oppenheimer and Legg Mason Walker, Incorporated, the underwriters of the offering. Of the maximum of 3,220,000 total Shares to be offered and sold, 2,800,000 Shares are to be offered by the Company on a firm commitment underwritten basis, and 420,000 Shares will be offered by the Company pursuant to a 30-day option granted to the underwriters solely to cover over-allotments.

         Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and such other instruments as we have deemed necessary, and upon the laws as presently in effect, we are of the opinion that the Shares to be offered by the Company pursuant to the Registration Statement have been duly authorized for issuance by the Company and, upon issuance and delivery in accordance with the terms of the underwriting agreement referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

TeleBanc Financial Corporation
_______________, 1998
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that constitutes part of the Registration Statement.

                                          Very truly yours,


                                          Shaw Pittman Potts & Trowbridge